Exhibit 10.1

August 16, 2013

Oxygen Biotherapeutics, Inc.
ONE Copley Parkway, Suite 490
Morrisville, NC 27560

The Substantial Purchaser
As defined in the
Series C Purchase Agreement
Referred to below

Ladies and Gentlemen:

This letter agreement is being delivered to you in connection with that certain Securities Purchase Agreement, dated July 21, 2013, by and among Oxygen Biotherapeutics, Inc. (the “Company”) and the purchasers identified therein, including the Substantial Purchaser (the “Series C Purchase Agreement”), and that certain Securities Purchase Agreement, dated August 7, by and among the Company and the purchasers identified therein, including the undersigned (“Series D Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Series C Purchase Agreement.

The undersigned hereby agrees with the Company and the Substantial Purchaser that, without the prior written consent of each of the Company and the Substantial Purchaser, the undersigned and its Affiliates (other than the Company) shall not, during the period commencing on the date hereof and ending on the date on which  less than twenty-five percent (25%) of the shares of the Company’s Series C 8% Convertible Preferred Stock issued to the Substantial Purchaser pursuant to the Series C Purchase Agreement remain outstanding, (x) offer, sell, contract to sell, hypothecate, pledge, lend, or otherwise dispose of (or establish or increase a put equivalent position on or liquidate or decrease a call equivalent position on), directly or indirectly, any shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), held or thereafter acquired, including, without limitation, acquired upon the conversion of the preferred stock or exercise of the warrants issued pursuant to the Series D Purchase Agreement or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.  The undersigned acknowledges that the delivery and performance of this letter agreement was a material inducement to the Substantial Purchaser to enter into the Series C Purchase Agreement and the Company and the Substantial Purchaser shall be entitled to specific performance of the undersigned’s obligations hereunder.

Very truly yours, JP SPC 3 obo OXBT FUND, SP By: /s/ Gregory Pepin Name: Gregory Pepin Title: Fund Manager